                                                                   EXHIBIT(b)(3)

                                    AMENDMENT

                          Dated as of February 28, 2000


     This AMENDMENT among EIN ACQUISITION CORP., a Florida corporation (together with any successor by merger, the "Borrower"), UTRECHT-AMERICA FINANCE CO., a
                                   --------
Delaware corporation (the "Initial Lender"), and COOPERATIEVE CENTRALE
                           --------------
RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, ("Rabobank"), as Agent (as defined in the Credit Agreement referred to below)
----------
for the Lenders (as defined in the Credit Agreement referred to below).

     PRELIMINARY STATEMENTS. The Borrower, the Initial Lender and the Agent have entered into a Credit Agreement dated as of January 21, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined in the Credit Agreement being used herein as therein defined). Each of the Borrower, the Initial Lender and the Agent wish to amend the Credit Agreement as hereinafter set forth.

     NOW, THEREFORE, the Borrower, the Initial Lender and the Agent hereby agree as follows:

     SECTION 1.  Amendment to Credit Agreement.  Section 2.01 of the Credit
                 -----------------------------
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended by deleting the date "March 6, 2000" appearing in clause (z) thereof and substituting, in lieu thereof, the date "March 10, 2000".

     SECTION 2.  Conditions of Effectiveness.  This Amendment shall become
                 ---------------------------
effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrower.

     SECTION 3.  Representations and Warranties of the Borrower.  The Borrower
                 ----------------------------------------------
represents and warrants as follows:

     (a) The representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof.

     (b) The execution, delivery and performance by the Borrower of this Amendment, and the Credit Agreement, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, or
(ii) any law or contractual restriction binding on or affecting the Borrower,
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                                      -2-


or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

     (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment or the Credit Agreement, as amended hereby.

     (d) This Amendment and the Credit Agreement, as amended hereby, constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to the effect on such enforceability of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law).

     (e) There is no pending or threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the condition, financial or otherwise, or operations of the Borrower.

     (f) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     SECTION 4.  Reference to and Effect on the Credit Agreement.  (a)  Upon the
                 -----------------------------------------------
effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the Note and the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended above, the Credit Agreement and the Note shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

     SECTION 5.  Execution in Counterparts.  This Amendment may be executed in
                 -------------------------
any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 6.  Governing Law.  This Amendment shall be governed by, and
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construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of New York.
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                                      -3-

     SECTION 7.  Final Agreement.  This Amendment represents the final agreement
                 ---------------
between the Borrower, the Initial Lender and the Agent as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    EIN ACQUISITION CORP.

                                    By /s/ James Haber
                                      ------------------------------------
                                    Name:  James Haber
                                    Title: President



                                    UTRECHT-AMERICA FINANCE CO.


                                    By /s/ Hans den Baas
                                      ------------------------------------
                                         Authorized Officer


                                    By  /s/ Nancy J. McIver
                                      ------------------------------------
                                         Authorized Officer


                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
                                    NEW YORK BRANCH


                                    By /s/ Hans den Baas
                                      ------------------------------------
                                         Authorized Officer


                                    By  /s/ Nancy J. McIver
                                      ------------------------------------
                                         Authorized Officer